PennyMac Mortgage Investment Trust August 3, 2017 Second Quarter 2017 Earnings Report Exhibit 99.2

2Q17 Earnings Report Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in our investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject us to additional risks; volatility in our industry, the debt or equity markets, the general economy or the real estate finance and real estate markets specifically, whether the result of market events or otherwise; events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts; changes in general business, economic, market, employment and political conditions, or in consumer confidence and spending habits from those expected; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy our investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and our success in doing so; the concentration of credit risks to which we are exposed; the degree and nature of our competition; our dependence on our manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at our manager, servicer or their affiliates; the availability, terms and deployment of short-term and long-term capital; the adequacy of our cash reserves and working capital; our ability to maintain the desired relationship between our financing and the interest rates and maturities of our assets; the timing and amount of cash flows, if any, from our investments; unanticipated increases or volatility in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; the ability of our servicer, which also provides us with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties; our indemnification and repurchase obligations in connection with mortgage loans we purchase and later sell or securitize; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest; increased rates of delinquency, default and/or decreased recovery rates on our investments; our ability to foreclose on our investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying our mortgage-backed securities or relating to our mortgage servicing rights , excess servicing spread and other investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the effect of the accuracy of or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon our financial condition and results of income; our failure to maintain appropriate internal controls over financial reporting; technologies for loans and our ability to mitigate security risks and cyber intrusions; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; our ability to detect misconduct and fraud; our ability to comply with various federal, state and local laws and regulations that govern our business; developments in the secondary markets for our mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies or government-sponsored entities, or such changes that increase the cost of doing business with such entities; the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations and regulatory agencies, and any other legislative and regulatory changes that impact the business, operations or governance of mortgage lenders and/or publicly-traded companies; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a real estate investment trust (REIT) for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes, as applicable, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of REITs, or the exclusions from registration as an investment company); the effect of public opinion on our reputation; the occurrence of natural disasters or other events or circumstances that could impact our operations; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only.

Second Quarter Highlights Net income attributable to common shareholders of $26.4 million on net investment income of $84.0 million Diluted earnings per share of $0.38; return on average common equity of 8% Dividend of $0.47 per common share declared on June 27, 2017 Book value per common share decreased to $20.04 from $20.14 at March 31, 2017 Results driven by strong contributions from GSE credit risk transfer (CRT) and correspondent production Segment pretax results: Credit Sensitive Strategies: $30.4 million; Interest Rate Sensitive Strategies: $5.4 million; Correspondent Production: $8.1 million; Corporate: $(12.1) million Continued investment in CRT and mortgage servicing rights (MSRs) resulting from PMT’s correspondent production Conventional correspondent loan production totaled $5.9 billion in unpaid principal balance (UPB), up 28% from the prior quarter CRT deliveries totaled $3.8 billion in UPB, which will result in approximately $132 million of new CRT investments once the aggregation period is complete Added $66 million in new MSRs 2Q17 Earnings Report

Second Quarter Highlights (continued) Focus on liquidation and sales of the remaining distressed mortgage loan portfolio; successfully reduced PMT's equity allocation for distressed mortgage loans to 31% of total equity from 50% in 2Q16(1) Cash proceeds from the liquidation and pay down of distressed mortgage loans and real estate owned (REO) were $71 million Entered into an agreement to sell $149 million in UPB of performing loans from the distressed portfolio(2) Assessing opportunities to access the market for additional bulk sales of performing and nonperforming loans from the distressed mortgage loan portfolio Notable activity after quarter end: Issued 7.8 million preferred shares for gross proceeds of $195 million(3) Net proceeds are being used to fund PMT’s business and investment activities, and may be used to pay down indebtedness, repurchase outstanding common shares pursuant to PMT’s share repurchase program, and for other general corporate purposes 2Q17 Earnings Report (1) Management’s internal allocation of equity. Amounts as of quarter end. (2) This transaction is subject to continuing due diligence and customary closing conditions. There can be no assurance regarding the size of the transaction or that the transaction will be completed at all. (3) 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares. Includes 800,000 shares from the exercise of the underwriters’ over-allotment option.

Average 30-year fixed rate mortgage(1) (1) Freddie Mac Primary Mortgage Market Survey. 3.92% as of 7/27/2017 (2) Mortgage Bankers Association Refinance Index (3) Census Bureau (4) Bloomberg (5) Mortgage Bankers Association Mortgage Delinquency Survey. Includes loans that are at least one payment past due but does not include loans in the process of foreclosure 6 Current Market Environment 5 4.14% 3.92% 2Q17 Earnings Report New and Existing Home Sales(4) (In Millions) Mortgage rates were volatile within a narrow range during the second quarter, with the average 30-year fixed mortgage rate ultimately declining 26 bps to 3.88% during 2Q17(1) Yields on 10-year U.S. Treasuries and Agency MBS decreased 9 bps and 10 bps, respectively After quarter end, mortgage rates have increased to 3.92% as of July 27th Applications for refinance-purposed mortgages slowed 35% from the same period a year ago(2) Current industry-wide application volumes are well below the average over the last five years While home sales have increased in recent years, they have only recovered to levels of the early 2000’s U.S. households have grown 15% since 2000(3) New home sales have lagged behind the pace of recovery in existing home sales Mortgage delinquencies(5) declined to 4.71% at March 31, 2017, down from 4.77% a year ago 3.0% 3.5% 4.0% 4.5% 5.0% 4.14% 3.92% 2 4 6 8 10 Apr-13 Jun-13 Aug-13 Oct-13 Dec-13 Feb-14 Apr-14 Jun-14 Aug-14 Oct-14 Dec-14 Feb-15 Apr-15 Jun-15 Aug-15 Oct-15 Dec-15 Feb-16 Apr-16 Jun-16 Aug-16 Oct-16 Dec-16 Feb-17 Apr-17 Jun-17 in millions existing home sales new home sales Existing Home Sales jan-00 jan-01 jan-02 jan-03 jan-04 jan-05 jan-06 jan-07 jan-08 jan-09 jan-10 jan-11 jan-12 jan-13 jan-14 jan-15 jan-16 jan-17

Transitioning to Correspondent-Generated Investments in CRT and MSRs 2Q 2015 100% = $1.53 billion 2Q 2017(2) 100% = $1.45 billion PMT’s Equity Allocation(1) (1) Management’s internal allocation of equity. Amounts as of quarter end. Percentages may not sum exactly due to rounding. (2) Includes $115 million of preferred equity 2Q17 Earnings Report 2Q 2016 100% = $1.36 billion 0% 10% 20% 30% 40% 50% 60% 70% 57% 50% 53% 27% 34% 31% 17% 16% 2q15 3q15 4q15 1q16 2q16 3q16 4q16 1q17 2q17 distreesed loans cre, msr & ess mbs, cash & other

Driven by bulk sale of $160 million in UPB Driven by bulk sale of $89 million in UPB Distressed Loan Portfolio Is Declining Through Liquidation and Sales 2Q17 Earnings Report $803 million ending balance of performing loans includes loans subject to a pending sale of $149 million in UPB, expected to close in 3Q17(5) (1) Includes principal payments, payoffs, and write downs (2) Primarily through recidivism of previously performing loans (3) Bulk sales of performing loans (4) Primarily through loan modifications (5) This transaction is subject to continuing due diligence and customary closing conditions. There can be no assurance regarding the size of the transaction or that the transaction will be completed at all. Performing Loan Portfolio Waterfall (UPB in millions) -39% Y/Y $0 $873 $940 $819 $749 $803 $1314 $1,162 $1,021 $923 $795 $749 $(15) $(52) $122 $803 $0 $500 $1,000 $1,500 2Q16 3Q16 4Q16 1Q17 2Q17 -39% y/y At 3/31/17 At 6/30/17 Performing Loan Portfolio Waterfall (UPB in millions) -39% Y/Y $0Principal(1) Non-performance(2) Sales(3) Reductions Additions Reperformance Value Bounds Start End At 3/31/17 $202.9 $748.75710600000002 $202.9 Runoff $566.95113100000003 $202.9 $769.85113100000001 $202.9 $787.429847 $17.578716 $769.85113100000001 $787.429847 $16.3 $787.429847 $803.72984699999995 $-,584.52984700000002 At 6/30/17 803.72984699999995 0.53180000000000005 Value Bounds Start End 0.16550000000000001 At 3/31/17 202.9 202.9 202.9 2.3E-2 Runoff -7.7787160000000171 202.9 195.121284 202.9 17.578716 195.121284 212.7 16.3 212.7 229 MSR acquisitions 0 229 229 At 6/30/17 229 1207.0069999999998 9655.6219999999994 10862.628999999999 10.862628999999998 $,111,611,716.76000001 $,161,902,183.62 $,273,513,900.38 $0.27351390038000001 194.4 185024614 182.1 6.7545304777594795E-2 306813148 Base Fall Rise Flow At 3/31/17 0 200000000 748757106 At 3/31/17 Payoffs/Pay downs/Write downs 185024614 14975386 0 -14975386 Payoffs/Pay downs/Write downs New Adds via Re-performance 185024614 0 121788534 121788534 New Adds via Re-performance Departures via Non-performance 254522741 52290407 0 -52290407 Departures via Non-performance At 6/30/17 254522741 At 6/30/17 748757106 -14975386 121788534 -52290407 803279847 733.78172000000006 681.4913130000001 Base Fall Rise At 3/31/17 0 0 748.75710600000002 Payoffs 733.78172000000006 14.975386 0 Non-performance 681.4913130000001 52.290407000000002 0 Re-performance 681.4913130000001 0 121.788534 At 6/30/17 803.27984700000013 Additions Performance(1) Reductions Payoffs Non-performance Sales Reductions Payoffs Non-performance Sales Reductions Payoffs Non-performance Sales Reductions Payoffs Non-performance At 3/31/17 At 6/30/17 Value Bounds Start End At 3/31/17 $202.9 $748.75710600000002 $202.9 Runoff $566.95113100000003 $202.9 $769.85113100000001 $202.9 $787.429847 $17.578716 $769.85113100000001 $787.429847 $16.3 $787.429847 $803.72984699999995 $-,584.52984700000002 At 6/30/17 803.72984699999995 0.53180000000000005 Value Bounds Start End 0.16550000000000001 At 3/31/17 202.9 202.9 202.9 2.3E-2 Runoff -7.7787160000000171 202.9 195.121284 202.9 17.578716 195.121284 212.7 16.3 212.7 229 MSR acquisitions 0 229 229 At 6/30/17 229 1207.0069999999998 9655.6219999999994 10862.628999999999 10.862628999999998 $,111,611,716.76000001 $,161,902,183.62 $,273,513,900.38 $0.27351390038000001 194.4 185024614 182.1 6.7545304777594795E-2 306813148 Base Fall Rise Flow At 3/31/17 0 200000000 748757106 At 3/31/17 Payoffs/Pay downs/Write downs 185024614 14975386 0 -14975386 Payoffs/Pay downs/Write downs New Adds via Re-performance 185024614 0 121788534 121788534 New Adds via Re-performance Departures via Non-performance 254522741 52290407 0 -52290407 Departures via Non-performance At 6/30/17 254522741 At 6/30/17 748757106 -14975386 121788534 -52290407 803279847 733.78172000000006 681.4913130000001 Base Fall Rise At 3/31/17 0 0 748.75710600000002 Payoffs 733.78172000000006 14.975386 0 Non-performance 681.4913130000001 52.290407000000002 0 Re-performance 681.4913130000001 0 121.788534 At 6/30/17 803.27984700000013 Additions Performance(1) Reductions Payoffs Non-performance Sales Reductions Payoffs Non-performance Sales Reductions Payoffs Non-performance Sales Reductions Payoffs Non-performance At 3/31/17 At 6/30/17 Value Bounds Start End 0 0 $,111,611,716.76000001 $,161,902,183.62 $,273,513,900.38 $0.27351390038000001 194.4 185024614 182.1 6.7545304777594795E-2 306813148 Base Fall Rise Flow At 3/31/17 0 200000000 748757106 At 3/31/17 Payoffs/Pay downs/Write downs 185024614 14975386 0 -14975386 Payoffs/Pay downs/Write downs New Adds via Re-performance 185024614 0 121788534 121788534 New Adds via Re-performance Departures via Non-performance 254522741 52290407 0 -52290407 Departures via Non-performance At 6/30/17 254522741 At 6/30/17 748757106 -14975386 121788534 -52290407 803279847 733.78172000000006 681.4913130000001 Base Fall Rise At 3/31/17 0 0 748.75710600000002 Payoffs 733.78172000000006 14.975386 0 Non-performance 681.4913130000001 52.290407000000002 0 Re-performance 681.4913130000001 0 121.788534 At 6/30/17 803.27984700000013 -0.13867822318526546 7.2096128170894502E-2 Additions Performance(4) Reductions Payoffs Non-performance Sales Reductions Payoffs Non-performance Sales Reductions Principal(1) Non-performance(2) Sales(3) Reductions Payoffs Non-performance(3) At 3/31/17 At 6/30/17

Second Quarter Income and Return Contributions by Strategy Note: Amounts may not sum exactly due to rounding (1) Income contribution is net of any direct expenses associated with investments (e.g., loan fulfillment fees, loan servicing fees) (2) Equity allocated to MSR, ESS and distressed loan investments reflects an allocation of exchangeable senior notes and associated expenses (3) Management’s internal allocation of equity. Amounts represent weighted averages during the period (4) Valuation-related changes include fair value recognition upon loan delivery under CRT Agreements and market value changes 2Q17 Earnings Report ($ in millions) Total Income Contribution Market-Driven Value Changes Income Excluding Market-Driven Value Changes (1) WA Equity Allocated (3) Annualized Return on Equity (ROE) Credit sensitive strategies : Distressed loan investments (2)(1.7)$ n/a(1.7) $ 461$ -1.5% Other credit sensitive strategies GSE credit risk transfer (4)31.5$ 21.5$ 10.0$ Non-Agency subordinate bonds 0.3$ 0.3$ 0.1$ Commercial real estate finance 0.3$ 0.1$ 0.2$ Subtotal net other credit sensitive strategies 32.2$ 21.9$ 10.3$ 231$ 55.7%Net credit sensitive strategies 30.4$ 21.9$ 8.6$ 692$ 17.6% Interest rate sensitive strategies : MSRs (incl. recapture)(2)2.3$ (6.2)$ 8.5$ ESS (incl. recapture)(2)(3.6)$ (7.2)$ 3.5$ Agency MBS8.9$ 2.5$ 6.4$ Non-Agency senior MBS (incl. jumbo)0.3$ 0.1$ 0.3$ Interest rate hedges(2.5)$ (2.5)$ n/a Net interest rate sensitive strategies5.4$ (13.2)$ 18.6$ 585$ 3.7%Correspondent production8. 1$ 8. 1$ 94 $ 34.3% Cash, short term investments, and other 0.2 $ 0.2 $ 87 $ 0.7% Management fees & corporate expenses (12.3)$ n/a(12.3)$ Corporate(12.1)$ n/a (12.1)$ 87$ -55.6% Provision for income tax expense (3.0)$ n/a (3.0)$ Net income 28.8$ 8.7$ 20.1$ 1,459$ 7.9% Annualized ROE attributable to W.A. Preferred Equity 2.3$ 115$ 8.1% Annualized ROE attributable to W.A. Common Equity 26.4 $ 1,344$ 7.9%   Q2 2017 ($ in millions) Total Income Contribution Market-Driven Value Changes Income Excluding Market-Driven Value Changes (1) WA EquityAllocated (3) Annualized Return on Equity (ROE) Credit sensitive strategies: Distressed loan investments(2) $-1,745,925.2482879348 n/a $-1,745,925.2482879348 $,461,303,196.54973966 -1.5% Other credit sensitive strategies GSE credit risk transfer(4) $31,529,413.140000001 $21,492,607.100000001 $10,036,806.39999999 Non-Agency subordinate bonds $,330,214.30479077325 $,256,825.93000000005 $73,388.374790773203 Commercial real estate finance $,335,756.31520000001 $,148,401.40520000001 $,187,354.91 Subtotal net other credit sensitive strategies $32,195,383.759990774 $21,897,834.435200002 $10,297,549.324790772 $,230,999,223.68340001 0.55749769625402235 Net credit sensitive strategies $30,449,458.511702839 $21,897,834.435200002 $8,551,624.765028372 $,692,302,420.23313963 0.1759315444914879 Interest rate sensitive strategies: MSRs (incl. recapture)(2) $2,270,659.3956304742 $-6,186,402.169999999 $8,457,061.5656304732 ESS (incl. recapture)(2) $-3,612,845.9448425402 $-7,156,701.100000007 $3,543,855.651574605 Agency MBS $8,916,683.6400000006 $2,548,739.41 $6,367,944.2300000014 Non-Agency senior MBS (incl. jumbo) $,339,215.88520922721 $76,457.880000000121 $,262,758.520922709 Interest rate hedges $-2,497,630.2599999993 $-2,497,630.2599999993 n/a Net interest rate sensitive strategies $5,416,082.7159971651 $,-13,215,536.149999997 $18,631,618.865997162 $,585,317,956.70513737 3.7% 3.701292710365691E-2 Correspondent production $8,088,633.5999999885 $8,088,633.5999999885 $94,411,265.33502984 0.34269781561751089 0.34269781561751089 Cash, short term investments, and other $,155,155.88 $,155,155.88 $87,310,507.277203321 .7% 7.1082340414032174E-3 Management fees & corporate expenses $,-12,283,865.94079999 n/a $,-12,283,865.94079999 Corporate $,-12,128,709.214079998 n/a $,-12,128,709.214079998 $87,310,507.277203321 -0.55565862997782811 Provision for income tax expense $-3,045,848 n/a $-3,045,848 Net income $28,779,617.613619991 $8,682,298.2852000054 $20,097,319.328419991 $1,459,342,149.5505102 7.9% 7.8883811099362433E-2 Annualized ROE attributable to W.A. Preferred Equity $2,335,937.5 $,115,000,000 8.1% Annualized ROE attributable to W.A. Common Equity $26,443,680.113619991 $1,344,342,149.5505102 7.9% $28,779,617.613619991 #VALUE! $20,097,319.328419991

Note: This slide presents estimates for illustrative purposes only, using PMT’s base case assumptions (e.g., for credit performance, prepayment speeds, financing economics).  Actual results may differ materially.  Please refer to slide 2 for important disclosures regarding forward-looking statements. Management’s internal allocation of equity Equity allocated to MSR, ESS and distressed loan investments reflects an allocation of exchangeable senior notes and associated expenses Valuation-related changes include fair value recognition upon loan delivery under CRT agreements and market value changes Run-Rate Quarterly Income Potential from PMT’s Strategies Returns on net credit sensitive strategies expected to remain significant earnings driver Returns on net interest rate sensitive strategies expected to improve from recent levels with improved hedge performance Correspondent production returns are expected to be generally consistent with the second quarter PMT’s objective is to distribute a common share dividend consistent with earnings per share; REIT taxable income for the year is a floor for dividend payments Income potential does not reflect any share repurchases or gain/loss related to fair value changes or from bulk asset sales (e.g., distressed loans) 2Q17 Earnings Report ($ in millions, except EPS) Income Potential WA Equity Allocated (1) Annualized Return on Equity (ROE) Credit sensitive strategies : Distressed loan investments (2) 5.2$ 458$ 4.6% Other credit sensitive strategies GSE credit risk transfer (3) 22.3$ 276$ 32.3% Non-Agency subordinate bonds 0.1$ 3$ 16.9% Commercial real estate finance 0.1$ 17$ 3.1% Subtotal net other credit sensitive strategies 22.5$ 296$ 30.5% Net credit sensitive strategies 27.8$ 754$ 14.7% Interest rate sensitive strategies : MSRs (incl. recapture) (2) 13.3$ 530$ 10.0%ESS (incl. recapture) (2) 3.2$ 102$ 12.6% Agency MBS 4.7$ 48$ 38.9% Non-Agency senior MBS (incl. jumbo) 0.2$ 1$ 70.3% Interest rate hedges (1.8)$ Net interest rate sensitive strategies 19.6$ 681$ 11.5% Correspondent production 10.8$ 110$ 39.3% Cash, short term investments, and other 0.2$ 59$ 1.3% Management fees & corporate expenses (12.3)$ Corporate (12.1)$ 59$ n/a Provision for income tax expense (5.7)$ Net income 40.3$ 1,605$ 10.0% Annualized ROE attributable to W.A. Preferred Equity 6.2$ 310$ 8.0% Annualized ROE attributable to W.A. Common Equity 34.1$ 1,295$ 10.5% Diluted EPS $ 0.48 Q3 2017 Monthly QTD 2017 QTD 2017 Quarterly Run-Rate Quarterly Income Potential (Q3-Q4 2017 Average) ($ in millions, except EPS) Income Potential WA EquityAllocated(1) Annualized Return on Equity (ROE) Credit sensitive strategies: Distressed loan investments(2) $5,233,377.7913506906 $,458,338,326.80101633 4.6% Other credit sensitive strategies GSE credit risk transfer(3) $22,292,201.309285805 $,276,377,137.86997062 0.32263452007776122 Non-Agency subordinate bonds $,110,780.99342799015 $2,617,116.118575888 0.16931766559230135 Commercial real estate finance $,131,617.3364641481 $16,909,809.24120903 3.1% Subtotal net other credit sensitive strategies $22,534,599.336360212 $,295,904,063.12303722 0.30462034347923506 Net credit sensitive strategies $27,767,977.127710901 $,754,242,389.92405355 0.14726288258874934 Interest rate sensitive strategies: MSRs (incl. recapture)(2) $13,261,783.486343138 $,529,530,914.26602077 0.10017759589900586 ESS (incl. recapture)(2) $3,206,131.2398597915 $,102,027,733.1663743 0.12569646095486509 Agency MBS $4,700,837.2011943143 $48,287,379.577292785 0.3894050364584199 Non-Agency senior MBS (incl. jumbo) $,175,749.71624790004 $,999,417.6846050818 0.70340847057293066 Interest rate hedges $-1,754,418.8803193539 Net interest rate sensitive strategies $19,590,082.763325792 $,680,845,444.54455614 0.11509268613190388 Correspondent production $10,846,522.650483508 $,110,459,663.134647 0.39277768393522228 Cash, short term investments, and other $,197,335.84218632194 $59,075,808.788209282 1.3% Management fees & corporate expenses $,-12,346,762.8575575 Corporate $,-12,149,427.15371177 $59,075,808.788209282 n/a Provision for income tax expense $-5,748,158.3700489597 Net income $40,306,997.15610002 $1,604,623,306.2581654 0.10047715747091383 Annualized ROE attributable to W.A. Preferred Equity $6,235,937.5 $,310,000,000 8.5% Annualized ROE attributable to W.A. Common Equity $34,071,059.65610002 $1,294,623,306.2581654 0.10526941540879627 Diluted EPS $0.47906456479313037 Checks To Top Of House $0 -5.2862882614135742E-2 Diluted EPS $0.47906456479313037 Quarterly Calc Date: 3/9/2017 Date: 7/4/2017 Equity Issued ,115,000,000 Equity Issued Net Equity Issued ,111,171,500 Net Equity Issued ,195,000,000 per annum 8.125% per annum ,195,000,000 Days in Effect Days in Effect 0.08 Three Month Total Days 90 Three Month Total Days Wtd Equity Q Wtd Equity Q 90 Q1 Preferred Income 2,335,937.5 Q1 Preferred Income Preferred ROE 8.1250000000000003E-2 Preferred ROE 3,900,000 0.08 Balance Sheet Metrics WA Liabilities Credit sensitive strategies: Distressed loan investments $1,365,283,181.4301 Other credit sensitive strategies GSE credit risk transfer $,228,691,278.85000002 Non-Agency subordinate bonds $28,582,474.63710323 Commercial real estate finance $2,457,438.42291125 Subtotal net other credit sensitive strategies $,259,731,191.91001451 Net credit sensitive strategies $1,625,014,373.3401146 Interest rate sensitive strategies: MSRs (incl. recapture) $,286,064,681.49000001 ESS (incl. recapture) $,150,793,104.67500001 Agency MBS $,444,527,741.42500001 Non-Agency senior MBS (incl. jumbo) $,442,932,296.7378968 MSR Hedge Net interest rate sensitive strategies $1,324,317,824.3278968 $0 Correspondent production

Mortgage Investment Activities

Strong Execution on Modifications Drives Resolution Activity in 2Q17 Payoffs Foreclosure sales Short sales REO sales Modifications ($UPB in millions) Resolution Activity in the Quarter Total Liquidation Activities Resolution Activity Over Time ($UPB in millions) (% by Activity Type) $256 $233 $238 $222 Quarterly resolution activity as a percentage of the nonperforming loans and REO increased to 18%, from 14% in 2Q16 Modifications comprised 50% of total resolution activity, up from 42% of total resolution activity in 1Q17 Streamlined modifications totaled $88 million, up from $76 million in 1Q17 REO sales totaled $64 million, down from $96 million in 1Q17 REO sales reflect a lower volume of high-value properties sold in 2Q17 compared to 1Q17 REO inventory decreased to $207 million at June 30, 2017 from $225 million at March 31, 2017 New REO rentals were $7 million, down from $10 million in 1Q17 $209 New REO Rentals 2Q17 Earnings Report 2Q16 3Q16 4Q16 1Q17 2Q17Leased REO sales Modifications Payoffs Short sales Foreclosure sales 11 Payoffs Foreclosure sales Short sales REO sales Modifications ($UPB in millions) Resolution Activity in the Quarter Total Liquidation Activities $6 $13 $8 $8 $11 $13 $96 $64 $120 $98 $92 $105 $10 $7 1Q17 2Q17 1Q17 2Q17 1Q17 2Q17 1Q17 2Q17 1Q17 2Q17 1Q17 2Q17 1Q17 2Q17 Resolution Activity Over Time ($UPB in millions) (% by Activity Type) $256 $233 $238 $222 Quarterly resolution activity as a percentage of the nonperforming loans and REO increased to 18%, from 14% in 2Q16 Modifications comprised 50% of total resolution activity, up from 42% of total resolution activity in 1Q17 –Streamlined modifications totaled $88 million, up from $76 million in 1Q17 REO sales totaled $64 million, down from $96 million in 1Q17 $209 New REO Rentals 5% 3% 3% 4% 3% 43% 33% 35% 43% 30% 36% 52% 48% 42% 50% 5% 4% 4% 3% 6% 8% 5% 6% 5% 6% 3% 3% 5% 3% 4% 0% 25% 50% 75%

Correspondent Production Volume and Mix Correspondent Production Highlights (1) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee ($ in billions) UPB (1) (1) 2Q17 Earnings Report Correspondent acquisitions by PMT in 2Q17 totaled $16.3 billion, up 17% Q/Q and 12% Y/Y 64% government loans; 36% conventional loans 28% Q/Q growth in conventional conforming acquisitions, and up 14% Y/Y Total lock volume of $18.2 billion, up 26% Q/Q and up 14% Y/Y Increase in acquisition volumes driven by a strong purchase market, with purchase-money loans comprising 82% of total 2Q17 acquisition volume July correspondent acquisitions totaled $6.1 billion; locks totaled $6.3 billion Continued strong growth in seller relationships, which totaled 589 at quarter end $5.2 $4.6 $5.9 $9.4 $9.3 $10.4 $16.0 $14.5 $18.2 $0 $4 $8 $12 $16 $20 2Q16 4Q16 1Q17 Conventional Conforming Govt. Total Locks Correspondent Production Volume and Mix Correspondent Production Highlights (1) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee ($ in billions) UPB (1) (1) 1Q17 2Q17 Correspondent seller relationships 557 589 Purchase money loans, as a % of total acquisitions 73% 82% 1Q17 2Q17 Government-insured 696 694 Conventional 752 753 Selected Operational Metrics WA FICO 12 2Q17 Earnings Report

CRT Investments Outstanding ($ in millions) Total CRT deposits grew to $503 million at June 30, 2017 Completed $3.8 billion in UPB of deliveries in the second quarter, which will result in approximately $132 million of new CRT investments once the aggregation period is complete, $33 million of which had been invested at quarter end CRT returns reflect strong underlying investment income and valuation-related gains due to tight credit spreads(2) Underlying collateral performance remains strong(3) Life-to-date credit losses to date totaled $501,000 on total outstanding UPB of $19.3 billion, consistent with modeled expectations Fannie Mae and Freddie Mac recently announced structural improvements to their credit risk transfer program; positive development with potential benefits for PMT’s future CRT investments PMT's Unique Investments in GSE Credit Risk Transfer 2Q17 Returns on CRT Investments (1) Represents equity allocation net of financing (2) Valuation-related changes include fair value recognition upon loan delivery under CRT Agreements and fair value changes (3) See slides 19 and 32 for performance metrics (4) Included in total income contribution (1) 2Q17 Earnings Report (4) CRT Investments Outstanding ($ in millions) •Total CRT deposits grew to $503 million at June 30, 2017 •Completed $3.8 billion in UPB of deliveries in the second quarter, which will result in approximately $132 million of new CRT investments once the aggregation period is complete, $33 million of which had been invested at quarter end •CRT returns reflect strong underlying investment income and valuation-related gains due to tight credit spreads(2) •Underlying collateral performance remains strong(3) –Life-to-date credit losses to date totaled $501,000 on total outstanding UPB of $19.3 billion, consistent with modeled expectations •Fannie Mae and Freddie Mac recently announced structural improvements to their credit risk transfer program; positive development with potential benefits for PMT’s future CRT investments PMT's Unique Investments in GSE Credit Risk Transfer $133 $160 $196 $339 $464 $503 2Q16 1Q17 2Q17 Equity Allocation in CRT Investment 2Q17 Returns on CRT Investments (1)Represents equity allocation net of financing (2) Valuation-related changes include fair value recognition upon loan delivery under CRT Agreements and fair value changes (3) See slides 19 and 32 for performance metrics (4) Included in total income contribution (1) (4) ($ in millions) Total Income Contribution Income Excluding Market-Driven Fair Value Changes (2) (4) Investment income $31.5 $10.2 Return on average CRT assets 26.2% 9.5% Return on average CRT equity 61.0% 19.4% 2Q17 Earnings Report CRT ($ in millions) Total Income Contribution Income Excluding Market-Driven Fair Value Changes(2)(4) Average CRT asset Investment income $31.5 $10.199999999999999 $,275,695,412 Return on average CRT assets 0.26203303113591164 9.5% Return on average CRT equity 0.61015980850095652 0.19423309987201504 9393 26426 17033 0.64455460531294939

MSR Investments Continued to Grow ($ in millions) Organic MSR investments resulting primarily from correspondent production activity increased to $735 million at June 30, 2017, from $697 million at March 31, 2017 ESS investments resulting from bulk, mini-bulk and flow MSR acquisitions by PennyMac Financial Services, Inc. (NYSE: PFSI) decreased to $262 million at June 30, 2017, from $277 million at March 31, 2017 MSR and ESS Investments at Period End Carrying value on balance sheet Related UPB ■ MSRs ■ ESS ■ UPB (right axis) 2Q17 Earnings Report 14 ($ in millions) •Organic MSR investments resulting primarily from correspondent production activity increased to $735 million at June 30, 2017, from $697 million at March 31, 2017 •ESS investments resulting from bulk, mini-bulk and flow MSR acquisitions by PennyMac Financial Services, Inc. (NYSE: PFSI) decreased to $262 million at June 30, 2017, from $277 million at March 31, 2017 MSR and ESS Investments at Period End Carrying value on balance sheet Related UPB ■MSRs ■ESS ■UPB (right axis) 2q16 3q16 4q16 1q17 2q17 $471 $525 $657 $697 $735 $295 $280 $289 $277 $262 $766 $805 $946 $974 $997 $1,000 $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $0 $200 $400 $600 $8002Q17 Earnings Report

Financial Results

Pretax Income (Loss) by Operating Segment Note: Figures may not sum exactly due to rounding 2Q17 Earnings Report Unaudited ($ in millions)Credit Sensitive Strategies Interest Rate Sensitive Strategies Correspondent Production Corporate Total Pretax Income2Q16(13.9)$ 0.7$ 17.2$ (12.2)$ (8.2)$ 3Q1616.6$ 5.6$ 32.1$ (9.3)$ 45.0$ 4Q166.3$ 5.4$ 12.9$ (10.7)$ 13.9$ 1Q1719.4$ 0.7$ 12.5$ (10.0)$ 22.6$ 2Q1730.4$ 5.4$ 8.1$ (12.1)$ 31.8

Credit Sensitive Strategies Segment Results The Credit Sensitive Strategies Segment includes results from distressed mortgage loans, CRT, non-Agency subordinated bonds and commercial real estate investments Segment revenue increased 56% Q/Q to $40.2 million Net gain on investments increased 55% Q/Q to $34.1 million driven by $32.9 million in gains on CRT Total expenses increased 52% Q/Q to $9.7 million Other expenses in 1Q17 included gains realized on previously sold REO Unaudited 2Q17 Earnings Report Unaudited Quarter Ended ($ in thousands) March 31, 2017 June 30, 2017 Revenues: Net gain on investments: Mortgage loans at fair value $3,216 $1,030 Mortgage-backed securities 191 257 CRT Agreements 18,587 32,853 21,994 34,140 Net interest income Interest income 20,321 20,739 Interest expense (14,272) (13,809) 6,049 6,930 Net (loss) gain on mortgage loans acquired for sale 14 149 Net mortgage loan servicing fees 14 29 Other (loss) (2,268) (1,079) 25,803 40,169 Expenses: Servicing fees payable to PennyMac Financial Services, Inc. 4,348 3,522 Other 2,028 6,197 6,376 9,719 Pretax income $19,427 $30,450

Performance of the Distressed Mortgage Loan Investments

- Combining net gains/(losses) with net interest income, revenue from distressed loans was $10.3 million, compared with $12.3 million in 1Q17
- Positive valuation changes in the performing loan portfolio were offset by changes in the nonperforming loan portfolio

  Performing

  - Valuations benefitted from strong market for portfolios with similar attributes

  Nonperforming

  - Portfolio adversely impacted by home price indications that were below prior forecasts
  - Increased uncertainty regarding realization of cash flows on the remaining population of loans
- Cash proceeds from liquidation and paydown activity on distressed mortgage loans and REO totaled $71 million
  - Accumulated losses on assets liquidated during the quarter were $0.4 million, and net gains on liquidation were $4.0 million

Net Gains/(Losses) on Mortgage Loans

Unaudited ($ in thousands)	Quarter ended March 31, 2017		Quarter ended June 30, 2017	
Valuation Changes:				
Performing loans	$	5,970	$	15,466
Nonperfoming loans		(3,169)		(15,750)
		2,801		**(284)**
Payoffs		415		1,348
Sales		-		(34)
	$	**3,216**	**$**	**1,030**

Cash Proceeds and Gain on Liquidation

Unaudited ($ in thousands)	Quarter ended June 30, 2017					
	Proceeds		Accumulated[(1)] gains (losses)		Gain on[(2)] liquidation	
Mortgage loans	$	32,257	$	3,832	$	1,385
REO		38,386		(4,229)		2,636
	$	**70,643**	**$**	**(397)**	**$**	**4,021**

(1) Represents valuation gains and losses recognized during the period the Company held the respective asset, but excludes the gain or loss recorded upon sale or repayment of the respective asset
(2) Represents the gain or loss recognized as of the date of sale or repayment of the respective asset

PennyMac® 2Q17 Earnings Report | 18

Adjustment to timing of cash flows in the most recent CRT commitment allows more efficient deployment of capital during the aggregation period Derivative represents value of expected future cash inflows related to assumption of credit risk net of expected future losses Current cash collateralizing guarantee included in “Deposits securing credit risk transfer agreements” Includes fair value recognition upon loan delivery under CRT Agreements and market value changes Payments made to Fannie Mae, from pledged cash, for losses on loans underlying the CRT agreements Cash income to PMT from the CRT SPVs Total UPB of loans delivered to the CRT SPVs and sold to Fannie Mae Credit Risk Transfer – Income Statement and Balance Sheet Treatment Cash deposited in the SPV in other assets. Represents collateral for the initial credit risk retained Current outstanding UPB of loans delivered to the CRT SPVs and sold to Fannie Mae (1) Cumulative for the nine quarters ending 6/30/2017 2Q17 Earnings Report ($ in thousands) Since Inception(1) UPB of mortgage loans transferred under CRT Agreements $21,388,560 Deposits of restricted cash to secure guarantees $511,101 Gains (losses) recognized on assets related to CRT Agreements included in Net gain on investments: Realized $44,778 Valuation-related 47,070 $91,848 Payments made to settle losses $501 At June 30, 2017 UPB of mortgage loans subject to guarantee obligation $19,301,982 Delinquency Current to 89 days delinquent $19,285,561 90 or more days delinquent $13,922 Foreclosure $2,499 Carrying value of CRT agreements Deposits included in Other assets $503,108 Derivative assets $52,716 Commitments to fund Deposits securing CRT Agreements $247,942

Interest Rate Sensitive Strategies Segment Results

Unaudited ($ in thousands)	Quarter Ended March 31, 2017	Quarter Ended June 30, 2017
Revenues:		
Net gain (loss) on investments:		
Mortgage-backed securities	$ (51)	$ 3,770
Mortgage loans held by variable interest entity net of asset-backed secured financing	292	456
Hedging derivatives	(4,144)	(4,889)
Excess servicing spread investment(1)	(1,370)	(5,885)
	(5,273)	(6,548)
Net interest income		
Interest income	16,102	18,672
Interest expense	(15,006)	(15,655)
	1,096	3,017
Net mortgage loan servicing fees	11,738	15,668
	7,561	12,137
Expenses:		
Loan servicing fees payable to PennyMac Financial Services, Inc.	6,133	6,576
Other	684	145
	6,817	6,721
Pretax income	$ 744	$ 5,416

(1) Includes $1.4 million in recapture income receivable from PFSI in 2Q17

- The Interest Rate Sensitive Strategies Segment includes investments in MSRs, ESS, Agency MBS, non-Agency senior MBS and related interest rate hedges
- Segment revenue increased 61% Q/Q to $12.1 million
  - Net mortgage loan servicing fees increased 33% Q/Q, resulting from a growing servicing portfolio and improved hedge results
  - MBS valuation gains of $3.8 million resulting from lower mortgage rates
  - Interest income increased 16% Q/Q, driven by higher placement fees on MSR-related escrow deposits
- Total expenses decreased 1% Q/Q to $6.7 million

PennyMac®
2Q17 Earnings Report | 20

Valuation of MSRs and Excess Servicing Spread (ESS)

($ in millions)	Mortgage Servicing Rights			Excess Servicing Spread[1]
At 6/30/17	At lower of amortized cost or fair value	At fair value	Total	Fair value
Pool UPB	$56,220	$7,059	$63,278	$29,717
Pool weighted average coupon	3.84%	4.70%	3.93%	4.18%
Weighted-average pool prepayment speed assumption (CPR)	8.1%	10.9%	8.4%	10.7%
Weighted average servicing fee/spread	0.25%	0.25%	0.25%	0.19%
Fair value	$682.4	$78.0	$760.1	$261.8
As multiple of servicing fee	4.80	4.36	4.75	4.72
Carrying (accounting) value	$656.8	$78.0	$734.8	$261.8

Fair value in excess of carrying value **$25.7**

- PMT carries most of its MSRs at the lower of amortized cost or fair value ("LOCOM")
  - MSRs where the note rate on the underlying loan is less than or equal to 4.5%
- The fair value of MSRs carried at LOCOM was $25.7 million in excess of the carrying value at June 30, 2017, compared with $35.3 million at March 31, 2017

(1) Pool UPB, weighted average coupon and expected prepayment speed represent the characteristics of the underlying MSR portfolio owned by PennyMac Financial. Weighted average servicing spread, fair value and valuation multiple relate to the ESS asset owned by PMT

PennyMac® 2Q17 Earnings Report | 21

Correspondent Production Segment Results

Unaudited ($ in thousands)	Quarter Ended Mar. 31, 2017	As % of Interest Rate Lock Commitments[1]	Quarter Ended June 30, 2017	As % of Interest Rate Lock Commitments[1]
Revenues:				
Net gain on mortgage loans acquired for sale	$ 19,011	0.37%	$ 17,143	0.24%
Net interest income				
Interest income	11,357	0.22%	12,820	0.18%
Interest expense	(7,901)	-0.15%	(8,962)	-0.13%
	3,456	0.07%	3,858	0.05%
Other income	8,317	0.16%	10,497	0.15%
	30,784	0.59%	31,498	0.45%
Expenses:				
Loan fulfillment and servicing fees payable to PennyMac Financial Services, Inc.	16,575	0.32%	21,108	0.30%
Other	1,737	0.03%	2,302	0.03%
	18,312	0.35%	23,410	0.33%
Pretax income	**$ 12,472**	**0.24%**	**$ 8,088**	**0.12%**

- Segment revenue totaled $31.5 million, a 2% increase from 1Q17, driven by a 35% Q/Q increase in lock volumes, partially offset by tighter margins
  - Margins reflect a highly competitive market
  - Net gain on mortgage loans acquired for sale included a $4.6 million benefit from a reduction in the estimate of the liability for representations and warranties in 1Q17 as compared to $1.3 million in 2Q17
- Fulfillment fees paid for the quarter were 36bps, unchanged from 1Q17[2]
- Total expenses increased 28% Q/Q to $23.4 million driven by an increase in volume-based fulfillment fee expense

[1] Conventional conforming and jumbo interest rate lock commitments
[2] Fulfillment fees are based on funding volumes. Effective September 12, 2016, the contractual fulfillment fee is 0.35% for conventional loans sold to the Agencies, and 0.85% for all other loans.

PennyMac® 2Q17 Earnings Report | 22

Corporate Segment Results The Corporate Segment includes interest income from certain cash and short-term investments, management fees and corporate expenses Segment revenue decreased to $155,000 from $326,000 in 1Q17 Total expenses increased 19% Q/Q to $12.3 million Management fees include $0.3 million of incentive fees in 2Q17 Compensation and professional services expense increased 19% Q/Q, primarily related to financing and distressed asset transaction activities Unaudited 2Q17 Earnings Report Unaudited Quarter Ended ($ in thousands) March 31, 2017 June 30, 2017 Revenues: Net interest income Interest income $320 $155 Interest expense - - 320 155 Other income 6 - 326 155 Expenses: Management fees payable to PennyMac Financial Services, Inc. 5,008 5,638 Other expenses Common overhead allocation from PFSI 1,434 1,592 Compensation and professional services 2,830 3,380 Technology 318 396 Insurance 338 330 Other 432 947 10,361 12,283 Pretax loss $(10,035) $(12,128)

Appendix

Book value per common share(1) PMT EPS, Common Dividends and Book Value Per Common Share Over Time 7% 4% Return on Avg. Common Equity(2) (1) At period end. (2) Return on average common equity is calculated based on annualized quarterly net income attributable to common shareholders as a percentage of monthly average common equity during the period. 10% EPS & Common Dividend 4% (1)% 10% 9% 8% 8% 2Q17 Earnings Report Common Dividend 4% (1)% 10% 9% 8% 8% $0.36 $0.49 $0.21 $0.20 -$0.08 $0.49 $0.44 $0.40 $0.38 $0.61 $0.47 $0.47 $0.47 $0.47 $0.47 $0.47 $0.47 $0.47 $20.04 $14 $16 $18 $20 $22 -$0.25 $0.00 $0.25 $0.50 $0.75 $1.00 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Diluted EPS 2Q17 Earnings Report EPS & Common Dividend Book Value per common share (1) (right axis)

Correspondent loan inventory PMT’s Long-Term Investments ■ CRT(1) ■ Retained interests from private-label securitizations ■ MSRs and ESS ■ Agency and non-Agency MBS ■ Distressed whole loans and REO PMT's Mortgage Assets and Leverage Ratio Over Time Leverage ratio(2) (1) The fair value of CRT investments is reflected on the balance sheet as restricted cash and a net derivative asset included in derivative assets (2) All borrowings, including exchangeable senior notes and asset-backed secured financing of the variable interest entity, divided by shareholders’ equity at period end Mortgage Assets ($ in millions) 3.1x 3.8x 3.6x 3.0x 3.0x 2Q17 Earnings Report $5,605 $5,309 $5,330 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2Q16 3Q16 4Q16 1Q17 2Q17 $5,128 $5,872

Management of PMT's Interest Rate Risk(1)

Estimated Sensitivity to Changes in Interest Rates

At 6/30/17


% change in PMT shareholders' equity
5%
4%
3%
2%
1%
0%
-1%
-2%
-3%
-4%
-5%
Instantaneous parallel shock in interest rates (in bps)
-75
-50
-25
0
25
50
75
"Long" Assets(2)
MSRs/ESS and Hedges(3)
Net Exposure(4)

- PMT's interest rate risk exposure is managed on a "global" basis
  - Disciplined hedging
  - Multiple mortgage-related investment strategies with complementary interest rate sensitivities
  - Utilization of financial hedge instruments
  - Also considers recapture benefit on MSRs and ESS and revenue opportunities from correspondent production

(1) Analysis does not include PMT assets for which interest rates are not a key driver of values, i.e., distressed whole loans and REO. The sensitivity analyses on the slide and the associated commentary are limited in that they are estimates as of June 30, 2017; only reflect movements in interest rates and do not contemplate other variables; do not incorporate changes in the variables in relation to other variables; are subject to the accuracy of various models and assumptions used; and do not incorporate other factors that would affect the Company's overall financial performance in such scenarios, including operational adjustments made by management to account for changing circumstances. For these reasons, the preceding estimates should not be viewed as an earnings forecast.

(2) Includes loans acquired for sale and IRLCs, net of associated hedges, Agency and Non-Agency MBS assets

(3) Includes MSRs, ESS, and hedges which include put and call options on MBS, Eurodollar futures, Treasury futures, and Exchange-traded swaps

(4) Net exposure represents the net position of the "Long" Assets and the MSRs/ESS and Hedges

PennyMac®
2Q17 Earnings Report | 27

Nonperforming Loans (at June 30, 2017) Performing Loans (at June 30, 2017) Nonperforming loans are held on average at a 37% discount to current property value – fair value considers costs expected over the liquidation timeline, expected property appreciation and reperformance probability PMT advances funds for items such as property taxes and property preservation to protect the value of its investment in the underlying property; these advances are recovered from the proceeds when the loan is liquidated before loan balances are repaid or from borrower reperformance either through modification of the loan or reinstatement of the loan to current status Performing loans provide ongoing cash interest income and, as they season, the opportunity to monetize gains through payoffs, refinances, or loan sales Carrying Values for PMT’s Distressed Whole Loans (in millions) (in millions) 2Q17 Earnings Report $559 $891 $795 $0 $200 $400 $600 $800 $1,000 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance Nonperforming Loans (at June 30, 2017) Performing Loans (at June 30, 2017) (in millions) (in millions) $626 $927 $803 $0 $200 $400 $600 $800 $1,000 Fair Value on Balance Sheet Collateral Value Unpaid PrincipalBalance28 2Q17 Earnings Report

Distressed Portfolio by Acquisition Period

1Q10	Purchase	2Q17
Balance ($mm)	$ 182.7	19.7
Pool Factor[1]	1.00	0.11
Current	6.2%	42.5%
30	1.6%	10.8%
60	5.8%	6.1%
90+	37.8%	8.0%
FC	46.4%	24.0%
REO	2.3%	8.6%

2Q10	Purchase	2Q17
Balance ($mm)	$ 195.5	20.3
Pool Factor[1]	1.00	0.10
Current	5.1%	41.5%
30	2.0%	10.2%
60	4.1%	0.4%
90+	42.8%	21.8%
FC	45.9%	17.5%
REO	0.0%	8.5%

3Q10	Purchase	2Q17
Balance ($mm)	$ 146.2	12.0
Pool Factor[1]	1.00	0.08
Current	1.2%	39.2%
30	0.4%	7.6%
60	1.3%	0.0%
90+	38.2%	29.3%
FC	58.9%	20.7%
REO	0.0%	3.2%

4Q10	Purchase	2Q17
Balance ($mm)	$ 277.8	25.2
Pool Factor[1]	1.00	0.09
Current	5.0%	33.8%
30	4.0%	16.9%
60	5.1%	4.2%
90+	26.8%	17.9%
FC	59.1%	12.4%
REO	0.0%	14.8%

1Q11	Purchase	2Q17
Balance ($mm)	$ 515.1	76.0
Pool Factor[1]	1.00	0.15
Current	2.0%	31.5%
30	1.9%	5.3%
60	3.9%	4.0%
90+	25.9%	21.2%
FC	66.3%	24.2%
REO	0.0%	13.9%

2Q11	Purchase	2Q17
Balance ($mm)	$ 259.8	45.0
Pool Factor[1]	1.00	0.17
Current	11.5%	39.2%
30	6.5%	12.2%
60	5.2%	4.6%
90+	31.2%	15.0%
FC	43.9%	20.5%
REO	1.7%	8.5%

3Q11	Purchase	2Q17
Balance ($mm)	$ 542.6	70.6
Pool Factor[1]	1.00	0.13
Current	0.6%	32.6%
30	1.3%	8.5%
60	2.0%	6.1%
90+	22.6%	15.9%
FC	73.0%	23.1%
REO	0.4%	13.7%

4Q11	Purchase	2Q17
Balance ($mm)	$ 49.0	14.8
Pool Factor[1]	1.00	0.30
Current	0.2%	36.7%
30	0.1%	16.8%
60	0.2%	1.6%
90+	70.4%	17.6%
FC	29.0%	9.6%
REO	0.0%	17.7%

1Q12
No Pools Purchased in this Quarter.

2Q12	Purchase	2Q17
Balance ($mm)	$ 402.5	75.0
Pool Factor[1]	1.00	0.19
Current	45.0%	31.6%
30	4.0%	10.2%
60	4.3%	5.9%
90+	31.3%	23.8%
FC	15.3%	22.1%
REO	0.1%	6.4%

3Q12	Purchase	2Q17
Balance ($mm)	$ 357.2	80.0
Pool Factor[1]	1.00	0.22
Current	0.0%	26.5%
30	0.0%	7.9%
60	0.1%	2.6%
90+	49.1%	18.6%
FC	50.8%	21.8%
REO	0.0%	22.5%

4Q12	Purchase	2Q17
Balance ($mm)	$ 290.3	71.8
Pool Factor[1]	1.00	0.25
Current	3.1%	36.7%
30	1.3%	10.9%
60	5.4%	4.8%
90+	57.8%	19.0%
FC	32.4%	15.9%
REO	0.0%	12.8%

(1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

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2Q17 Earnings Report | 29

Distressed Portfolio by Acquisition Period (cont.)

1Q13	Purchase	2Q17
Balance ($mm)	$ 366.2	90.7
Pool Factor[1]	1.00	0.25
Current	1.6%	45.8%
30	1.5%	13.2%
60	3.5%	5.9%
90+	82.2%	16.7%
FC	11.2%	8.7%
REO	0.0%	9.7%

2Q13	Purchase	2Q17
Balance ($mm)	$ 397.3	140.8
Pool Factor[1]	1.00	0.35
Current	4.8%	35.3%
30	7.4%	10.1%
60	7.6%	5.8%
90+	45.3%	17.5%
FC	34.9%	14.9%
REO	0.0%	16.4%

3Q13	Purchase	2Q17
Balance ($mm)	$ 929.5	329.8
Pool Factor[1]	1.00	0.35
Current	0.8%	27.3%
30	0.3%	5.0%
60	0.7%	2.6%
90+	58.6%	19.4%
FC	39.6%	23.5%
REO	0.0%	22.3%

4Q13	Purchase	2Q17
Balance ($mm)	$ 507.3	248.9
Pool Factor[1]	1.00	0.49
Current	1.4%	22.5%
30	0.2%	4.9%
60	0.0%	2.6%
90+	38.3%	18.0%
FC	60.0%	27.6%
REO	0.0%	24.4%

1Q14	Purchase	2Q17
Balance ($mm)	$ 439.0	221.9
Pool Factor[1]	1.00	0.51
Current	6.2%	21.0%
30	0.7%	4.6%
60	0.7%	3.6%
90+	37.5%	21.7%
FC	53.8%	27.8%
REO	1.1%	21.3%

2Q14	Purchase	2Q17
Balance ($mm)	$ 37.9	19.9
Pool Factor[1]	1.00	0.53
Current	0.7%	46.0%
30	0.6%	15.8%
60	1.4%	3.6%
90+	59.0%	15.9%
FC	38.2%	10.1%
REO	0.0%	8.5%

3Q14
No Pools Purchased in this Quarter.

4Q14	Purchase	2Q17
Balance ($mm)	$ 330.8	184.6
Pool Factor[1]	1.00	0.56
Current	1.6%	37.9%
30	1.6%	8.0%
60	7.1%	3.3%
90+	52.7%	16.5%
FC	36.9%	21.6%
REO	0.0%	12.5%

1Q15	Purchase	2Q17
Balance ($mm)	$ 310.2	184.3
Pool Factor[1]	1.00	0.59
Current	1.8%	29.6%
30	0.3%	5.2%
60	0.1%	3.0%
90+	66.7%	24.2%
FC	31.1%	20.9%
REO	0.0%	17.1%

No distressed loan acquisitions since 1Q15

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2Q17 Earnings Report | 30

Correspondent Production Fundings and Locks by Product

($ in millions)	2Q16	3Q16	4Q16	1Q17	2Q17
Fundings					
Conventional	$ 5,171	$ 7,263	$ 7,492	$ 4,632	$ 5,918
Government	9,433	11,657	12,544	9,280	10,392
Jumbo	3	1	-	-	-
Total	**$ 14,607**	**$ 18,920**	**$ 20,036**	**$ 13,912**	**$ 16,310**
Locks					
Conventional	$ 5,957	$ 8,687	$ 6,925	$ 5,184	$ 7,022
Government	10,023	12,868	12,289	9,292	11,209
Jumbo	7	2	-	-	-
Total	**$ 15,988**	**$ 21,558**	**$ 19,215**	**$ 14,476**	**$ 18,231**

Note: Figures may not sum exactly due to rounding

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2Q17 Earnings Report | 31

PMT’s Investments in GSE Credit Risk Transfer (1) FICO and LTV metrics at origination (UPB$ in billions) 2Q17 Earnings Report (UPB$ in billions)CRT 2015 -1 (May 2015 - July 2015)CRT 2015 -2 (August 2015 - Feburary 2016)CRT 2016 -1 (Feburary 2016 - August 2016)At inception6/30/2017At inception6/30/2017At inception6/30/2017UPB1.3$ 0.9$ UPB4.2$ 3.3$ UPB6.4$ 6.0$ Loan Count4,108 3,343 Loan Count15,255 12,632 Loan Count21,615 20,419 % Purchase67.6%69.4%% Purchase71.4%72.6%% Purchase67.4%69.1%WA FICO(1)742742WA FICO(1)743742WA FICO(1)748749WA LTV(1)80.5%78.4%WA LTV(1)81.2%79.6%WA LTV(1)81.2%79.7%60+ Days Delinquent Loan Count1660+ Days Delinquent Loan Count4860+ Days Delinquent Loan Count2460+ Days Delinquent % o/s UPB0.510%60+ Days Delinquent % o/s UPB0.408%60+ Days Delinquent % o/s UPB0.102%180+ Days Delinquent Loan Count5 180+ Days Delinquent Loan Count14 180+ Days Delinquent Loan Count5 Actual Losses ($k)102$ Actual Losses ($k)228$ Actual Losses ($k)118$ CRT 2016 -2 (August 2016 - Current)Total At inception6/30/2017At inception6/30/2017UPB9.4$ 9.1$ UPB21.4$ 19.3$ Loan Count32,561 32,561 Loan Count73,539 68,955 % Purchase73.4%73.4%% Purchase71.2%71.8%WA FICO(1)751751WA FICO(1)748 749WA LTV(1)81.0%81.0%WA LTV(1)80.8%80.3%60+ Days Delinquent Loan Count1360+ Days Delinquent Loan Count10160+ Days Delinquent % o/s UPB0.041%60+ Days Delinquent % o/s UPB0.144%180+ Days Delinquent Loan Count2 180+ Days Delinquent Loan Count26 Actual Losses ($k)53$ Actual Losses ($k)501$ 2Q17 ($ in billions) CRT 2015 -1 (May 2015 - July 2015) CRT 2015 -2 (August 2015 - Feburary 2016) CRT 2016 -1 (Feburary 2016 - August 2016) At inception 42916 At inception 42916 At inception 42916 UPB $1.32 $0.87613692922000008 UPB $4.2 $3.2930161990200002 UPB $6.4 $6.0021269948599993 Loan Count 4,108 3,343 Loan Count 15,255 12,632 Loan Count 21,615 20,419 % Purchase 0.67599805258033097 0.69398743643434002 % Purchase 0.71399541134054401 0.72632995566814396 % Purchase 0.67400000000000004 0.69126793672559805 WA FICO(1) 741.62092290717601 742.15444813655995 WA FICO(1) 742.59141710737094 742.46501286590797 WA FICO(1) 748.14379736670799 748.575443258934 WA LTV(1) 0.80542303113345803 0.78374404624799998 WA LTV(1) 0.81227108641329104 0.79562801737610001 WA LTV(1) 0.81213195516699999 0.79705077164509996 60+ Days Delinquent Loan Count 16 60+ Days Delinquent Loan Count 48 60+ Days Delinquent Loan Count 24 60+ Days Delinquent % o/s UPB .51% 60+ Days Delinquent % o/s UPB .408% 60+ Days Delinquent % o/s UPB .102% 180+ Days Delinquent Loan Count 5 180+ Days Delinquent Loan Count 14 180+ Days Delinquent Loan Count 5 Actual Losses ($k) $102.35599999999999 Actual Losses ($k) $228.393 Actual Losses ($k) $117.62 CRT 2016 -2 (August 2016 - Current) Total At inception 42916 At inception 42916 UPB $9.4454145302000008 $9.1 UPB $21.365414530200002 $19.271280123099999 Loan Count 32,561 32,561 Loan Count 73,539 68,955 % Purchase 0.73416049875617995 0.73416049875617995 % Purchase 0.71184443932889996 0.71807700674352803 WA FICO(1) 751.49826499684195 751.49826499684195 WA FICO(1) 748.39799618730206 748.62404593440294 WA LTV(1) 0.81041748244129996 0.81041748244129996 WA LTV(1) 0.80848866059568603 0.80252682351930005 60+ Days Delinquent Loan Count 13 60+ Days Delinquent Loan Count 101 60+ Days Delinquent % o/s UPB 41432372492852999.414% 60+ Days Delinquent % o/s UPB .144% 180+ Days Delinquent Loan Count 2 180+ Days Delinquent Loan Count 26 Actual Losses ($k) $53 Actual Losses ($k) $501.36900000000003

Net Cash Flows from Existing Investments

Reconciliation of Non-GAAP Financial Measure

($ in thousands)	Quarter Ended				
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Cash flows from investing activities[(1)]	$ 54,015	$ 42,023	$ 25,713	$ (146,950)	$ 222,120
Adjustments to remove items:					
Purchase of mortgage-backed securities at fair value	-	251,872	213,813	301,729	199,223
Sale of mortgage-backed securities at fair value	(26,630)	(26,123)	(34,038)	(123,329)	(35,293)
Sale of mortgage loans at fair value	-	-	-	(891)	-
Deposit of cash securing CRT agreements	41,355	15,793	24,073	89,697	126,031
Net settlement of derivative financial instruments	(316)	28	1,139	3,284	2,791
Change in margin deposits and restricted cash	(8,173)	36,267	(43,079)	(13,752)	19,137
Net purchase of mortgage servicing rights	7	62	137	-	(106)
Net decrease (increase) in short-term investments	57,483	(102,205)	88,735	16,476	(30,623)
Bulk sale of mortgage loans at fair value	-	(88,872)	(139,449)	-	(344,302)
	$ 117,741	$ 128,845	$ 137,044	$ 126,264	$ 158,978
Other adjustments:					
Debt repayment on investment liquidations/sales[(2)]	$ (63,525)	$ (82,878)	$ (87,932)	$ (75,728)	$ (119,386)
Servicing fees[(3)]	41,084	38,505	37,079	34,304	31,578
Net interest income from Credit Sensitive and Interest Rate Sensitive Strategies[(4)]	9,947	7,145	11,563	12,327	9,709
Less capitalized interest	(10,814)	(9,903)	(22,037)	(23,068)	(16,421)
Expenses excluding fulfillment fees	(31,026)	(25,296)	(27,899)	(31,057)	(36,666)
Net cash flows from existing investments	$ 63,407	$ 56,418	$ 47,818	$43,042	$ 27,792

[(1)] Quarterly cash flows from investing activities are derived from the Company's year-to-date statements of cash flows
[(2)] Debt repayment from liquidations calculated based on debt advance rates for each asset type
[(3)] Revenue component of net loan servicing fees as reported quarterly
[(4)] Investment Activities segment net interest income from the quarterly segment income statement

PennyMac® 2Q17 Earnings Report | 33

Opportunity in MSR Acquisitions Why Are MSR Sales Occurring? How Do MSRs Come to Market? Large servicers may sell MSRs due to continuing operational pressures, higher regulatory capital requirements for banks (treatment under Basel III) and a re-focus on core customers/businesses Independent mortgage banks sell MSRs from time to time due to a need for capital Intermittent large bulk portfolio sales ($10+ billion in UPB) Require considerable coordination with selling institutions and Agencies Mini-bulk sales (typically $500 million to $5 billion in UPB) Flow/co-issue MSR transactions (monthly commitments, typically $20-100 million in UPB) Alternative delivery method typically from larger independent originators Which MSR Transactions Are Attractive? GSE and Ginnie Mae servicing in which PFSI has distinctive expertise MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party) Measurable representation and warranty liability for PFSI PFSI is uniquely positioned be a successful acquirer of MSRs Proven track record of complex MSR and distressed loan transfers Operational platform that addresses the demands of the Agencies, regulators, and financing partners Physical capacity in place to sustain servicing portfolio growth plans Potential co-investment opportunity for PMT in the excess servicing spread 2Q17 Earnings Report

PMT's Excess Servicing Spread Investments in Partnership with PFSI

- PMT has co-invested in Agency MSRs acquired from third-party sellers by PFSI; presently only related to Ginnie Mae MSRs
- PMT acquires the right to receive the excess servicing spread cash flows over the life of the underlying loans
- PFSI owns the MSRs and services the loans



Acquired by PFSI from Third-Party Seller(1)
MSR Asset (e.g., 25bp servicing fee)
Acquired by PMT from PFSI(1)
Excess Servicing Spread (e.g., 12.5bp)
Base MSR (e.g., 12.5bp)

Example transaction: actual transaction details may vary materially

Excess Servicing Spread[2]

- Interest income from a portion of the contractual servicing fee
  - Realized yield dependent on prepayment speeds and recapture

Base MSR

- Income from a portion of the contractual servicing fee
- Also entitled to ancillary income
- Bears expenses of performing loan servicing activities
- Required to advance certain payments largely for delinquent loans

(1) The contractual servicer and MSR owner is PennyMac Loan Services, LLC, an indirect controlled subsidiary of PFSI
(2) Subject and subordinate to Agency rights (under the related servicer guide); does not change the contractual servicing fee paid by the Agency to the servicer.

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